NONE OF THE SECURITIES TO WHICH THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT (THE "SUBSCRIPTION AGREEMENT") RELATES HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

STOCK PURCHASE AGREEMENT

This COMMON STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of [-----] of August, 2008, is entered into by and between Royaltech, Inc., a Delaware corporation (“Royaltech”), and FirsTrust Group Inc., with an address at 1200 Abernathy Rd, Suite 1700, Building 600 Northpark, Atlanta, GA 30328 (the “Purchaser”).

RECITALS

WHEREAS, the Purchaser desires to purchase and acquire, and Royaltech desires to issue and sell to the Purchaser, 400,000 shares of common stock, par value $0.0001 of Royaltech for a consideration of $150,000; and

WHEREAS, the parties hereto desire to enter into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Sale of Common Stock.

A. Sale and Issuance of Common Stock. Subject to the terms and conditions of this Agreement, at the Closing, Royaltech will sell and issue to the Purchaser, and the Purchaser will purchase from Royaltech, 400,000 shares of Common Stock (the “Shares”) at the purchase price of $0.375 per share for an aggregate purchase price of $150,000.

II. Closing.

A. Closing Date. The purchase and sale of the Shares hereunder shall take place at a closing (the “Closing”), which shall be held simultaneously with the execution of the Share Exchange Agreement by and among Royaltech, Densen Equipment Ltd. (“Densen”) and shareholders of Densen dated as of [-----] of August, 2008 (the “Share Exchange Agreement”).

B. Actions by Royaltech at the Closing. Upon receipt of the Subscription Amount, Royaltech shall issue the Shares to the Purchaser or its designees in the amounts as Purchaser shall designate.

C. Actions by the Purchaser at the Closing. The Purchaser shall deliver the $150,000 purchase price for the Shares (the “Subscription Amount”) to the designated escrow agent under the Escrow Agreement by and among Purchaser, Royaltech, Densen, and Clark Wilson LLP dated as of [-----] of August, 2008 (the “Escrow Agreement”) to be held by the escrow agent in escrow and disbursed pursuant to the Escrow Agreement.

III. Representations and Warranties of Royaltech. Royaltech hereby represents and warrants to the Purchaser that:

A. Organization; Good Standing; Qualification and Corporate Power.

(a)  Royaltech is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. Royaltech is duly qualified to transact business and is in good standing in each jurisdiction(s) in which the failure so to qualify would have a material adverse effect on its business or properties. True and correct copies of Royaltech Certificate of Incorporation, as amended (the "Certificate of Incorporation") and Bylaws have been provided to the Purchaser.

(b)  Royaltech has all requisite legal and corporate power and authority to execute and deliver this Agreement, to issue the Shares and to carry out and perform its obligations under the terms of this Agreement and to consummate the transactions contemplated hereby and thereby. All necessary corporate action has been taken by Royaltech with respect to the execution, delivery and performance by Royaltech of this Agreement and the consummation of the transactions contemplated hereby and thereby. The Shares, when issued in accordance pursuant to the terms of the Agreement, will be legally issued, fully paid and non assessable and free of pre-emptive rights and each Purchaser will own the Shares purchased by such Purchaser, free and clear of all liens and encumbrances.

B. Capitalization and Voting Rights. The entire authorized capital stock and other equity securities of Royaltech consist of 50,000,000 authorized shares of common stock with a par value of $0.0001 (the “Royaltech Common Stock”). As of the date of this Agreement, there are 1,190,185 shares of Royaltech Common Stock issued and outstanding. Royaltech will have issued and outstanding no more than 18,310,538 shares of Royaltech Common Stock immediately after the issuance of the Shares as contemplated by this Agreement and the Royaltech Common Stock to be issued pursuant to the Share Exchange Agreement.

C. Subsidiaries; Interests of Royaltech. Royaltech does not currently own or control, directly or indirectly, any interest in any other partnership, limited liability company, corporation, joint stock company, trust, estate, joint venture, association or unincorporated organization, or any other form of business or professional entity.

D. Authorization. This Agreement and all other agreements executed and delivered by Royaltech in connection therewith, have been duly authorized, executed and delivered by Royaltech and constitute the legal, valid and binding obligations of Royaltech, enforceable in accordance with their respective terms, subject to (i) applicable bankruptcy, insolvency, reorganization and moratorium laws, (ii) other laws of general application affecting the enforcement of creditors' rights generally and general principles of equity, (iii) the discretion of the court before which any proceeding therefor may be brought, and (iv) as rights to indemnity may be limited by federal or state securities laws or by public policy.

E. SEC Documents. Royaltech has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”) (the “SEC Documents”), and during the 12 calendar months prior to the date hereof all such SEC Documents have been filed in a timely manner. The SEC Documents have complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, to the best of Royaltech’s knowledge during those respective dates, the financial statements of Royaltech included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto. Such financial statements have been prepared in accordance with accounting principles generally accepted in the United States as in effect from time to time (“GAAP”), consistently applied, during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto, or (b) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial condition of Royaltech as of the respective dates thereof and the results of its operations and cash flows for the respective periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

F. Governmental Consents. No consent, approval, order, or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of Royaltech is required in connection with the consummation of the transactions contemplated by this Agreement. Royaltech and each of its subsidiaries has obtained all federal, state, local and foreign governmental licenses and permits material to and necessary in the conduct of its business, such licenses and permits are in full force and effect, no material violations are or have been recorded in respect of any such licenses or permits, and no proceeding is pending or threatened to revoke or limit any thereof. There are no consents or waivers necessary for the consummation of the transactions contemplated by this Agreement.

G. Litigation. Except as set forth in the SEC Documents, (i) there is no action, suit, proceeding, or investigation pending or currently threatened against Royaltech, and (ii) in Royaltech’s reasonable judgment, none of such disclosures are likely to question the validity of this Agreement, or the right of Royaltech to enter into such agreements, or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs, or property of Royaltech, financially or otherwise, or any change in the current equity ownership of Royaltech, including, without limitation, actions pending or to Royaltech’s knowledge threatened involving the prior employment of any of Royaltech’s employees, their use in connection with Royaltech’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.

H. Compliance with Other Instruments. Royaltech is not in violation or default of any provisions of its Certificate of Incorporation or Bylaws or of any instrument, judgment, order, writ, decree, or contract to which it is a party or by which it is bound or, to its knowledge, of any provision of federal or state statute, rule or regulation, license, or permit applicable to Royaltech, the violation or default of which would have a material adverse effect on Royaltech. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree, or material contract or an event which results in the creation of any lien, charge, or encumbrance upon any assets of Royaltech.

IV. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to Royaltech as follows:

A. Purchasing for Own Account. The Purchaser is purchasing the Shares for its own account for investment purposes only and not for the account of any other person and not for distribution, assignment or resale to others, and other than affiliates of FirsTrust, no other person has a direct or indirect beneficial interest is such Shares, and the Purchaser has not subdivided its interest in the Shares with any other person.

B. Not an Underwriter. The Purchaser is not an underwriter of, or dealer in, Royaltech Common Stock, nor is the Purchaser participating, pursuant to a contractual agreement or otherwise, in the distribution of the Share.

C. Review and Inspection. The Purchaser is relying on his own analysis regarding Royaltech’s operations, financial condition, assets, liabilities and other relevant matters as the Purchaser deemed necessary or desirable in order to evaluate the merits and risks of the prospective investment contemplated herein. The Purchaser acknowledges that he has not relied upon any information given to the Purchaser, or any statements made, by Royaltech or any officers or directors of Royaltech, except for the representations and warranties of Royaltech expressly made herein.

D. Purchaser Due Diligence. The Purchaser and his representatives are solely responsible for the Purchaser’s own “due diligence” investigation of Royaltech and its management and business and for the Purchaser’s analysis of the financial future and viability of Royaltech and desirability of the terms of this investment. The Purchaser acknowledges that neither Royaltech nor any officer or director of Royaltech is making any representation or warranty regarding any financial projections previously given to the Purchaser or the assumptions underlying such financial projections, as such financial projections are subject to significant business, economic and other uncertainties and contingencies. The Purchaser acknowledges that if Royaltech is not able to operate profitably or generate positive cash flows, Royaltech may have difficulty meeting its obligations and may not be able to continue to operate its business, and the Purchaser could lose all of his investment. The Purchaser has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the purchase of the Shares pursuant to the terms of this Agreement and of protecting his interest in connection therewith.

E. Accredited Investor Status. The Purchaser is an “Accredited Investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act and the Purchaser is able to bear the economic risk of the purchase of the Shares pursuant to the terms of this Agreement, including a complete loss of his investment in the Shares.

F. Authority for Agreement. The Purchaser has the full right, power and authority to enter into and perform his obligations under the Agreement, and the Agreement constitutes the valid and binding obligations of the Purchaser enforceable in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization and moratorium laws, (ii) other laws of general application affecting the enforcement of creditors' rights generally and general principles of equity, (iii) the discretion of the court before which any proceeding therefor may be brought, and (iv) as rights to indemnity may be limited by federal or state securities laws or by public policy.

G. Governmental Consents. To the Purchaser’s knowledge, no consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Purchaser is required in connection with the valid execution, delivery and performance of the Agreement.

H. Taxes. The Purchaser has not relied on any statements or representations of Royaltech or any of its agents (other than the representations and warranties set forth herein) with respect to the federal, state, local and foreign tax consequences of this investment and the federal, state, local and foreign tax consequences of transactions contemplated by this Agreement. With respect to such matters, the Purchaser understands that he (and not Royaltech) shall be responsible for his own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

I. Restricted Securities. The Purchaser understands that the Shares have not been registered under the Securities Act or the laws of any state and may not be sold or transferred, or otherwise disposed of, without registration under the Securities Act and applicable state securities laws, or pursuant to an exemption therefrom. In the absence of an effective registration statement or an exemption therefrom covering the Shares, the Purchaser will sell or transfer, or otherwise dispose of, the Shares to be acquired by him only in a manner consistent with his representations and agreements set forth herein and any applicable federal and state securities laws.

J. Legends. It is understood that the certificates evidencing the Shares may bear the following legend:

(a) THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SECURITIES EVIDENCED BY THIS CERTIFICATE, FILED AND MADE EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND SUCH APPLICABLE STATE SECURITIES LAWS OR, UNLESS REASONABLY REQUESTED BY THE COMPANY, THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER SUCH ACT AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

(b)  Any legend required by the securities (“Blue Sky”) laws of any state.

The legend referred to in clause (a) above shall be removed by Royaltech from any certificate at such time as the holder of the securities represented by the certificate delivers an opinion of counsel reasonably satisfactory to Royaltech to the effect that such legend is not required in order to establish compliance with any provisions of the Securities Act, or at such time as the holder of such shares satisfies the requirements of Rule 144 or such other substantially similar rule promulgated under the Securities Act then in effect under the Securities Act; provided, that Royaltech has received from the holder a written representation that (i) such holder is not an affiliate of Royaltech and has not been an affiliate during the preceding three months, (ii) such holder has beneficially owned the shares represented by the certificate for a period of at least six months (or the period of time then required by Rule 144(d)(i) or such other substantially similar rule promulgated under the Securities Act then in effect), and (iii) such holder otherwise satisfies the requirements of Rule 144 as then in effect with respect to such shares.

K. Truthfulness of Representations. The Purchaser understands and agrees that Royaltech will rely upon the truth and accuracy of the acknowledgements, representations and agreements contained in this Agreement and the Questionnaire attached hereto as Schedule “A”, and agrees that if prior to the delivery of the Shares any of such acknowledgements, representations and agreements are no longer accurate or have been breached, the Purchaser shall promptly notify Royaltech.

V. Conditions to the Obligations of the Purchaser. The obligation of the Purchaser to purchase the Shares at the Closing is subject to the fulfillment, or the written waiver, of each of the following conditions on or before the Closing:

A. Accuracy of Representations and Warranties. Each representation and warranty of Royaltech contained in Section 3 hereof shall be true on and as of the Closing Date with the same effect as though such representation and warranty had been made on and as of that date.

B. Performance. Royaltech shall have performed and complied with all covenants, agreements and conditions contained in this Agreement and required to be performed or complied with by Royaltech prior to or at the Closing.

C. Proceedings and Documents. All documents and instruments incident to the transactions contemplated at the Closing shall be reasonably satisfactory in substance and form to the Purchaser.

D. Transmittal Letter. Royaltech shall deliver an irrevocable letter of transmittal to its transfer agent authorizing and instructing the transfer agent to issue the Shares to the Purchaser or its designees in the amounts as Purchaser shall designate.

VI. Condition to the Obligations of Royaltech. The obligation of Royaltech to sell the Shares at the Closing is subject to fulfillment, or the written waiver, of each of the following conditions on or before the Closing:

A. Accuracy of Representations and Warranties. Each representation and warranty of the Purchaser contained in Section 4 hereof shall be true on and as of the Closing Date with the same effect as though such representation and warranty had been made on and as of that date.

B. Performance. All covenants, agreements and conditions contained in this Agreement and required to be performed by the Purchaser on or prior to the Closing Date shall have been performed or complied within all material respects.

C. Accredited Investor Questionnaire. The Purchase has delivered to Royaltech a fully completed and executed copy of the Accredited Investor Questionnaire attached hereto as Schedule “A”.

VII.  Indemnity.

A. Royaltech Indemnification. Royaltech shall, with respect to the representations, warranties, covenants and agreements made by it herein indemnify, defend and hold the Purchaser and its employees, partners, agents, counsel and affiliates (each, an “Purchaser Indemnified Party”) harmless from and against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including legal and accounting fees and expenses), arising from the untruth, inaccuracy or breach of any such representations, warranties, covenants or agreements of Royaltech contained in this Agreement or the assertion of any claims relating to the foregoing. Without limiting the generality of the foregoing, each Purchaser Indemnified Party shall be deemed to have suffered liability, loss or damage as a result of the untruth, inaccuracy or breach of any such representations, warranties, covenants or agreements if such liability, loss or damage shall be suffered by the Purchaser Indemnified Party as a result of, or in connection with, such untruth, inaccuracy or breach or any facts or circumstances constituting such untruth, inaccuracy or breach. Royaltech shall indemnify and hold harmless each Purchaser Indemnified Party against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing persons may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any violations by Royaltech of the Securities Act or state Blue Sky laws applicable to Royaltech relating to action or inaction required of Royaltech in connection with the Securities Act or registration or qualification under such state Blue Sky laws; and shall reimburse each such Purchaser Indemnified Party for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that no indemnification shall be required hereunder for the gross negligence or willful misconduct of any Purchaser Indemnified Party or material breach by Purchaser of any of the representations and warranties set forth in Section 4 hereof. In case any such action is brought against an Purchaser Indemnified Party, Royaltech will be entitled to participate in and assume the defense thereof with counsel reasonably satisfactory to such Purchaser Indemnified Party, and after notice from Royaltech to such Purchaser Indemnified Party of its election to assume the defense thereof, Royaltech shall be responsible for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof. Royaltech shall not make any settlement of any claims indemnified against hereunder without the written consent of the Purchaser Indemnified Party or Parties, which consent shall not be unreasonably withheld. Any claim for indemnification under this Section 7.1 with respect to representations and warranties must be made not later than the end of the 12-month survival period set forth in Section 8.2.

B. Purchaser Indemnification. The Purchaser shall, with respect to the representations, warranties, covenants and agreements made by it herein indemnify, defend and hold Royaltech and its employees, partners, agents, counsel and affiliates harmless from and against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including legal and accounting fees and expenses), arising from the untruth, inaccuracy or breach of any such representations, warranties, covenants or agreements of the Purchaser contained in this Agreement or the assertion of any claims relating to the foregoing. Without limiting the generality of the foregoing, Royaltech shall be deemed to have suffered liability, loss or damage as a result of the untruth, inaccuracy or breach of any such representations, warranties, covenants or agreements if such liability, loss or damage shall be suffered by Royaltech as a result of, or in connection with, such untruth, inaccuracy or breach or any facts or circumstances constituting such untruth, inaccuracy or breach. The Purchaser shall indemnify and hold harmless Royaltech against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing persons may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any violations by Royaltech of the Securities Act or state Blue Sky laws applicable to Royaltech relating to action or inaction required of the Purchaser in connection with the Securities Act or registration or qualification under such state Blue Sky laws; and shall reimburse Royaltech for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that no indemnification shall be required hereunder for the gross negligence or willful misconduct of Royaltech or material breach by Royaltech of any of the representations and warrants set forth in Section 5 hereof. . In case any such action is brought against an Purchaser Indemnified Party, Royaltech will be entitled to participate in and assume the defense thereof with counsel reasonably satisfactory to such Purchaser Indemnified Party, and after notice from Royaltech to such Purchaser Indemnified Party of its election to assume the defense thereof. Any claim for indemnification under this Section 7.2 with respect to representations and warranties must be made not later than the end of the 12-month survival period set forth in Section 8.2.

VIII. Miscellaneous.

A. Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as provided in Section 8, neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any party without prior written consent of the other party.

B. Survival of Representations and Warranties. The warranties, representations and covenants of Royaltech and the Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing for a period of 12 months and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchaser or Royaltech.

C. Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) four days after deposit with the United States Post Office, by registered or certified mail, postage prepaid, or (iii) one day after deposit with a reputable overnight courier service and addressed to the party to be notified:

If to Royaltech:

1855 Talleyrand, Suite 203A,
Brorossard, QC, J4W 2Y9
Canada

with a copy to:

Clark Wilson LLP
800 - 885 West Georgia Street
Vancouver, BC, V6C 3H1
Canada
Attention: Larry Yen

If to the Purchaser:

FirsTrust Group, Inc.
1200 Abernathy Road, Suite 1700,
Building 600 Northpark
Atlanta, GA 30328

with a copy to:

Ellenoff Grossman & Schole LLP
150 East 42nd Street
New York, NY 10017
Attention: Barry I. Grossman

D. Expenses. Royaltech and the Purchaser shall bear their own expenses incurred with respect to this Agreement and the transactions contemplated hereby except that Royaltech shall pay the reasonable fees and expenses incurred by the Purchaser for the legal services rendered to him with respect to this Agreement and the transactions contemplated hereby.

E. Entire Agreement. This Agreement and the other documents delivered pursuant to the Agreement at the Closing embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter.

F. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of Royaltech and the Purchaser. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

G. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

H. Section Headings. The Section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

I. Severability. Any part, provision, representation or warranty of this Agreement that is prohibited or that is held to be void or unenforceable shall be ineffective solely to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

J. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without regard to its conflict of laws principles). The parties hereto irrevocably consent to the exclusive personal jurisdiction of the federal and state courts located in the New York County, New York, as applicable, for any matter arising out of or relating to this Agreement.

[Signatures on the following page]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ROYALTECH, CORP. Per: /s/ Chenxi Shi Name: Chenxi Shi Title: President and Chief Executive Officer FIRSTRUST GROUP INC. Per: /s/ Patrick Ko Name: Patrick Ko Title: Chairman & CEO

SCHEDULE “A”

UNITED STATES

ACCREDITED INVESTOR QUESTIONNAIRE

All capitalized terms herein, unless otherwise defined, have the meanings ascribed thereto in the Stock Purchase Agreement.

This Questionnaire is for use by each Purchaser who is a US person (as that term is defined Regulation S of the United States Securities Act of 1933 (the “1933 Act”)) and has indicated an interest in purchasing the securities of Royaltech. The purpose of this Questionnaire is to assure Royaltech that the Purchaser will meet the standards imposed by the 1933 Act and the appropriate exemptions of applicable state securities laws. Royaltech will rely on the information contained in this Questionnaire for the purposes of such determination. The securities will not be registered under the 1933 Act in reliance upon the exemption from registration afforded by Section 3(b) and/or section 4(2) and Regulation D of the 1933 Act. This Questionnaire is not an offer of the Securities or any other securities of the Issuer in any state other than those specifically authorized by Royaltech.

All information contained in this Questionnaire will be treated as confidential. However, by signing and returning this Questionnaire, the Purchaser agrees that, if necessary, this Questionnaire may be presented to such parties as Royaltech deems appropriate to establish the availability, under the 1933 Act or applicable state securities law, of exemption from registration in connection with the sale of the Securities hereunder.

The Purchaser covenants, represents and warrants to Royaltech that it satisfies one or more of the categories of “Accredited Investors”, as defined by Regulation D promulgated under the 1933 Act, as indicated below: (Please initial in the space provide those categories, if any, of an “Accredited Investor” which the Purchaser satisfies.)

Category 1
An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of US $5,000,000.

Category 2	A natural person whose individual net worth, or joint net worth with that person’s spouse, on the date of purchase exceeds US $1,000,000.

Category 3
A natural person who had an individual income in excess of US $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of US $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

Category 4
A “bank” as defined under Section (3)(a)(2) of the 1933 Act or savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act acting in its individual or fiduciary capacity; a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (United States); an insurance company as defined in Section 2(13) of the 1933 Act; an investment company registered under the Investment Company Act of 1940 (United States) or a business development company as defined in Section 2(a)(48) of such Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958 (United States); a plan with total assets in excess of $5,000,000 established and maintained by a state, a political subdivision thereof, or an agency or instrumentality of a state or a political subdivision thereof, for the benefit of its employees; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (United States) whose investment decisions are made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, whose investment decisions are made solely by persons that are accredited investors.

Category 5	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 (United States).

Category 6	A director or executive officer of the Royaltech.

Category 7
A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the 1933 Act.

Category 8	An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories.

Note that prospective Purchasers claiming to satisfy one of the above categories of Accredited Investor may be required to supply Royaltech with a balance sheet, prior years’ federal income tax returns or other appropriate documentation to verify and substantiate the Purchaser’s status as an Accredited Investor.

If the Purchaser is an entity which initialled Category 8 in reliance upon the Accredited Investor categories above, state the name, address, total personal income from all sources for the previous calendar year, and the net worth (exclusive of home, home furnishings and personal automobiles) for each equity owner of said entity:

The Purchaser hereby certifies that the information contained in this Questionnaire is complete and accurate and the Purchaser will notify Royaltech promptly of any change in any such information prior to the Closing Date. If this Questionnaire is being completed on behalf of a corporation, partnership, trust or estate, the person executing on behalf of the Purchaser represents that it has the authority to execute and deliver this Questionnaire on behalf of such entity.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the ___ day of _______________, 2008.

If a Corporation, Partnership or Other Entity:	If an Individual:
X
Print or Type Name of Entity	Signature
X
Signature of Authorized Signatory	Print or Type Name

Type of Entity